EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gordon Samson, Chief Financial Officer of Tao Minerals Ltd., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of Tao Minerals Ltd. for the year ended January 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tao Minerals Ltd.

Dated: April 28, 2006

/s/ Gordon Samson
Gordon Samson
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Tao Minerals Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tao Minerals Ltd. and will be retained by Tao Minerals Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.